STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 16, 2010

Job Number: C20100716-0268
Reference Number: 20100524183-36
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100524183-36	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20100716-0268
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DOGINN INC.**, did on July 15, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 16, 2010.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20100716-0268
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100524183-36
	Filing Date and Time 07/15/2010 2:10 PM
	Entity Number E0337572010-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DogInn Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Nevada Agency and Transfer Company (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000,000 Preffered / 65,000,000 Common; Par value per share: $ .001 / .001; Number of shares without par value: nil / nil
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Tom Bartlett (Name) 1380 Lougar Ave (Street Address), Sarnia, Ontario, Canada (City), ON (State), N7S5N7 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any lawful purpose under the state of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Tom Bartlett (Name) X [signature] (Incorporator Signature) 1380 Lougar Ave (Address), Sarnia, Ontario, Canada (City), ON (State), N7S5N7 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) July 15, 2010 (Date)

This form must be accompanied by appropriate fees.